Exhibit 99.1

Investor Contact: Robert Jaffe rjaffe@rjaffeco.com 424.288.4098

NANTHEALTH REPORTS 2019 THIRD-QUARTER FINANCIAL RESULTS

•	Q3 Financial Highlights:

◦	Total revenue was $22.4 million

◦	SaaS revenue was $18.3 million, up 15% from Q3 2018

◦	Total gross margin increased to 63% from 50% in Q3 2018

◦	Company was cash flow positive, with cash growing by $2.3 million from Q2 2019 to $9.3 million at Q3 2019

•	Software and Service business: in Q3, Eviti acquired one new customer and renewed two customer contracts for a total contract value exceeding $40 million

Culver City, Calif. - November 7, 2019 - NantHealth, Inc. (NASDAQ-GS: NH), a next-generation, evidence-based, personalized healthcare company, today reported financial results for its third quarter ended September 30, 2019.

“For the 2019 third quarter, the top line for our SaaS business grew significantly over the same quarter last year,” said Bob Petrou, Chief Financial Officer, NantHealth. “This performance, largely driven by an expanding customer base and increasing number of covered lives, demonstrates the integral role NantHealth’s SaaS solutions play in providing a continuum of care for payers, providers and, most importantly, the patients we serve. At the companywide level, we have made great progress managing our financial performance and growing gross margin, all resulting in reduced cash burn and enhanced bottom line results.”

Software and Services Q3 Highlights:

•	Clinical Decision Support (Eviti®):

◦	Renewed a partnership contract with a leading provider of clinical solutions. The contract has a three-year term and a minimum estimated total value of $38.4 million

◦	Signed an agreement with Wexford Health Sources, one of the nation’s largest correctional healthcare companies, bringing evidence-based standards and value-based oncology care to patients

◦	Renewed an agreement with a large national health plan for federal employees, retirees and their families. Plan members will continue to receive streamlined preauthorization of cancer care

◦
Launched several enhancements designed to provide payers with additional information about care management, including the intended use of brand name drugs and visibility into settings where care is provided. Payers with multiple plans can now permit their users to view multiple dashboards, which saves time by reducing the need for multiple logins and passwords

◦
Received full accreditation from URAC for the Eviti platform. Eviti continues to meet URAC Health Utilization Management standards, valid through September 1, 2022. The designation recognizes those companies abiding by evidence-based standards and value-based care

•	Payer Engagement (NaviNet®):

◦
Added Navinet’s Authorization Attachment application to the NaviNet implementation for one of the nation’s largest health insurance organizations. This feature ensures providers receive the right supporting documentation to make more informed, timely decisions

◦
Expanded NaviNet Open functionality to provide additional notifications within the Authorization application, enabling users to receive information timely and respond quickly to critical requests, eliminating potential delays in caring for patients

◦
NaviNet’s AllPayer product completed the conversion of 3,602 provider offices, more than 80% of AllPayer customers, from a legacy pricing model which will result in more than $1.0 million of additional annual recurring revenue

•	Connected Care (VCX, DCX):

◦
Introduced VCX 3.0 (formerly VitalsConX), designed to reduce patient overstays and facilitate faster decision making. VCX 3.0 accelerates automated vital sign capture and provides easy entry of other customized observations at the point of care. Updates include streamlined data validation and a touch-based user interface to document vital signs quickly and easily. VCX 3.0 now supports “smart” patient vital sign monitors, including GE VC150

◦	Announced new Shuttle cable features to help improve data collection, efficiency and accuracy using a medical-grade serial-to-USB interface cable

◦	Signed a contract with Baxter expanding DCX (formerly DeviceConX) medical device driver development, enabling Baxter to connect additional devices to electronic medical record (EMR) systems.

◦
In Q4, at the HIMSS Asia Pacific 2019 meeting, NantHealth led the Interoperability Showcase along with GE Healthcare, AirStrip and iProcedures. Together, the companies showcased how clinicians can spend less time on documentation and more time analyzing data in near real-time to improve patient outcomes

Sequencing and Molecular Analysis - Highlights:

•
Presented a poster on GPS Cancer at the IASLC (World Lung) meeting in Barcelona. Dr. Hossein Borghaei, Fox Chase Cancer Center, and authors from NantHealth and NantOmics, presented a poster, “222 NSCLC’s Classified by PAM50: Luminal A NSCLC Is a Distinct Subtype with Low TMB and Immune Suppressive TME.” The poster concludes NantHealth and NantOmics can use GPS Cancer to identify a unique subset of patients who are likely to be resistant to conventional immune checkpoint inhibitor therapy, using a method that has not previously been well characterized in this clinical setting

•
Presented a poster at the European Society for Medical Oncology (ESMO) meeting. NantHealth and NantOmics, together with investigators from Moffitt Cancer Center, presented a poster, “Differential expression of immunoregulatory molecules and highly-associated cancer genes may provide novel insights into strategic trial design for therapeutics.” The poster describes novel associations of immune checkpoint gene expression with cancer related genomic mutations beyond Tumor Mutation Burden (TMB) as a biomarker for immunotherapy response

Business and Financial Highlights

•
For the 2019 third quarter, total net revenue was $22.4 million, compared with $22.3 million in the 2018 third quarter. On June 7, 2019, the Company completed the divestiture of its home health care services business. Accordingly, financial results for the 2019 third quarter do not include the results of operations from this business, which over the last year averaged approximately $1.5 million of revenue per quarter.

•
Gross profit increased to $14.0 million, or 63% of total net revenue, compared with $11.1 million, or 50% of total net revenue, for the prior year period. The increase was primarily driven by continued growth of the Company’s higher margin SaaS business and overall cost management.

•
Selling, general and administrative expenses declined to $15.1 million from $17.0 million in 2018 third quarter. The decrease was mainly driven by ongoing cost management efforts and efficiencies in overall processes.

•	Research and development expenses decreased to $4.6 million from $4.8 million.

•	Net loss from continuing operations, net of tax, was $16.4 million, or $0.15 per share, compared with $97.5 million, or $0.89 per share, for the 2018 third quarter.

•
On a non-GAAP basis, net loss from continuing operations was $7.4 million, or $0.07 per share, down from $10.8 million, or $0.10 per share, for the third quarter of last year. The improvement reflects the company’s ongoing efforts to manage costs, growth of its SaaS business and efficiencies and process improvements.

•	At September 30, 2019, cash and cash equivalents totaled $9.3 million, an increase of $2.3 million from June 30, 2019.

Conference Call Information and Forward-Looking Statements
Thursday, November 7, 2019, after market close, the company will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) to review its results of operations for the third quarter ended September 30, 2019. The conference call will be available to interested parties by dialing 844-309-3709 from the U.S. or Canada, or 281-962-4864 from international locations, passcode 3294717. The call will be broadcast via the Internet at www.nanthealth.com. Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding topics such as the company’s financial status and performance, regulatory and operational developments, and other comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures
This news release contains references to Non-GAAP financial measures, including adjusted net loss and adjusted net loss per share, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business. Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods. Other companies may define these measures in different ways. Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP. Non-GAAP per share numbers are calculated based on one class of common stock and do not incorporate the effects, if any, of using the two-class method.

About NantHealth, Inc.
NantHealth, a member of the NantWorks ecosystem of companies, provides leading solutions across the continuum of care for physicians, payors, patients and biopharmaceutical organizations. NantHealth enables the use of cutting-edge data and technology toward the goals of empowering clinical decision support and improving patient outcomes. NantHealth’s comprehensive product portfolio combines the latest technology in payor/provider platforms that exchange information in near-real time (NaviNet and Eviti), connected care solutions that deliver medical device interoperability (DCX device connectivity platform and VCX patient vitals software) and molecular profiling services that combine comprehensive DNA & RNA tumor-normal profiling with pharmacogenomics analysis (GPS Cancer®). For more information, please visit www.nanthealth.com or follow us on Twitter, Facebook and LinkedIn.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. Risks and uncertainties include, but are not limited to: our ability to successfully integrate a complex learning system to address a wide range of healthcare issues; our ability to successfully amass the requisite data to achieve maximum network effects; appropriately allocating financial and human resources across a broad array of product and service offerings; raising additional capital as necessary to fund our operations; achieving significant commercial market acceptance for our sequencing and molecular analysis solutions; establish relationships with, key thought leaders or payers’ key decision makers in order to establish GPS Cancer as a standard of care for patients with cancer; our ability to grow the market for our Systems Infrastructure, and applications; successfully enhancing our Systems Infrastructure and applications to achieve market acceptance and keep pace with technological developments; customer concentration; competition; security breaches; bandwidth limitations; our ability to continue our relationship with NantOmics; our ability to obtain regulatory approvals; dependence upon senior management; the need to comply with and meet applicable laws and regulations; unexpected adverse events; clinical adoption and market acceptance of GPS Cancer; and anticipated cost savings. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our reports filed with the Securities and Exchange Commission.

FINANCIAL TABLES FOLLOW

NantHealth, Inc.
Consolidated Balance Sheets
(Dollars in thousands)

	September 30, 2019	December 31, 2018
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$9,326	$18,305
Accounts receivable, net	10,948	15,286
Inventories	202	496
Related party receivables, net	1,047	1,007
Prepaid expenses and other current assets	23,670	4,350
Total current assets	45,193	39,444
Property, plant, and equipment, net	16,351	22,978
Goodwill	115,930	115,930
Intangible assets, net	54,045	64,703
Investment in related party	33,612	40,000
Related party receivable, net of current	1,029	1,611
Operating lease right-of-use assets	10,353	—
Other assets	1,903	1,671
Total assets	$278,416	$286,337

Liabilities and Stockholders' Equity (Deficit)
Current liabilities
Accounts payable	$2,912	$1,650
Accrued and other current liabilities	35,044	13,832
Deferred revenue	17,792	16,263
Related party payables, net	3,771	4,791
Notes payable	946	—
Total current liabilities	60,465	36,536
Deferred revenue, net of current	2,764	6,704
Related party liabilities	22,583	17,708
Related party promissory note	112,666	112,666
Related party convertible note, net	8,736	8,378
Convertible notes, net	83,281	79,433
Operating lease liabilities	11,418	—
Other liabilities	23,080	22,081
Total liabilities	324,993	283,506

Stockholders' equity (deficit)
Common stock, $0.0001 par value per share, 750,000,000 shares authorized; 110,619,906 and 109,491,277 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	11	11
Additional paid-in capital	888,994	887,289
Accumulated deficit	(935,135)	(884,122)
Accumulated other comprehensive loss	(447)	(347)
Total stockholders' (deficit) equity	(46,577)	2,831
Total liabilities and stockholders' equity (deficit)	$278,416	$286,337

NantHealth, Inc.
Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Total net revenue	$22,356	$22,292	$71,771	$66,603

Total cost of revenue	8,372	11,226	29,478	32,878
Gross Profit	13,984	11,066	42,293	33,725

Operating Expenses:
Selling, general and administrative	15,136	17,001	47,101	56,123
Research and development	4,568	4,835	14,232	15,875
Amortization of acquisition-related assets	1,054	1,054	3,163	3,163
Impairment of intangible assets	—	—	3,977	—
Total operating expenses	20,758	22,890	68,473	75,161

Loss from operations	(6,774)	(11,824)	(26,180)	(41,436)
Interest expense, net	(4,556)	(4,306)	(13,443)	(12,766)
Other (expense) income, net	(3,588)	226	(5,039)	(928)
Loss from related party equity method investment	(1,983)	(83,306)	(6,401)	(89,512)
Loss from continuing operations before income taxes	(16,901)	(99,210)	(51,063)	(144,642)
Benefit from income taxes	(527)	(1,778)	(168)	(3,429)
Net loss from continuing operations	(16,374)	(97,432)	(50,895)	(141,213)
Loss from discontinued operations, net of tax	(3)	(32)	(118)	(1,817)
Net loss	$(16,377)	$(97,464)	$(51,013)	$(143,030)

Net loss per share:
Continuing operations
Basic and diluted - common stock	$(0.15)	$(0.89)	$(0.46)	$(1.29)

Discontinued operations
Basic and diluted - common stock	$—	$—	$—	$(0.02)

Total net loss per share
Basic and diluted - common stock	$(0.15)	$(0.89)	$(0.46)	$(1.31)

Weighted average shares outstanding:
Basic and diluted - common stock	110,619,905	109,471,712	110,261,279	109,060,408

NantHealth, Inc.
Supplemental Revenue Schedule
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue:
Software-as-a-service related	$18,328	$15,937	$54,421	$48,323
Software and hardware related	1,009	1,450	5,135	3,790
Maintenance	2,743	2,522	7,771	7,357
Total software-related revenue	22,080	19,909	67,327	59,470
Sequencing and molecular analysis	276	742	1,581	2,506
Home health care services	—	1,641	2,863	4,627
Total net revenue	$22,356	$22,292	$71,771	$66,603

Cost of Revenue:
Software-as-a-service related	$5,659	$5,863	$17,155	$18,205
Software and hardware related	624	737	2,203	2,412
Maintenance	484	234	1,065	683
Amortization of developed technologies	1,143	1,233	3,519	3,700
Total software-related cost of revenue	7,910	8,067	23,942	25,000
Sequencing and molecular analysis	462	2,323	4,065	5,443
Home health care services	—	836	1,471	2,435
Total cost of revenue	$8,372	$11,226	$29,478	$32,878

NantHealth, Inc.
Non-GAAP Net Loss from Continuing Operations and
Non-GAAP Net Loss Per Share from Continuing Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net loss from continuing operations	$(16,374)	$(97,432)	$(50,895)	$(141,213)
Adjustments to GAAP net loss:
Loss from related party equity method investment	1,983	83,306	6,401	89,512
Stock-based compensation expense from continuing operations	526	373	1,849	4,805
Acquisition related sales incentive	—	425	—	995
Change in fair value of derivatives liability	—	(5)	—	(7)
Change in fair value of Bookings Commitment	3,159	—	4,664	—
Impairment of investment in IOBS	—	—	—	1,750
Noncash interest expense related to convertible notes	1,447	1,273	4,207	3,702
Intangible amortization from continuing operations	2,197	2,287	6,682	6,863
Impairment of intangible assets	—	—	3,977	—
Loss on sale of business	—	—	582	—
Securities litigation costs	500	887	500	1,709
Tax benefit resulting from certain noncash tax items	(885)	(1,943)	(519)	(3,649)
Total adjustments to GAAP net loss from continuing operations	8,927	86,603	28,343	105,680
Net loss from continuing operations - Non-GAAP	$(7,447)	$(10,829)	$(22,552)	$(35,533)

Weighted average shares outstanding	110,619,905	109,471,712	110,261,279	109,060,408

Net loss per share from continuing operations - Non-GAAP	$(0.07)	$(0.10)	$(0.20)	$(0.33)

Reconciliation of Net Loss per Common Share from Continuing Operations to Net Loss per Common Share from Continuing Operations - Non-GAAP (Unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net loss from continuing operations	$(0.15)	$(0.89)	$(0.46)	$(1.29)
Adjustments to GAAP net loss per common share from continuing operations:
Loss from related party equity method investment	0.03	0.77	0.05	0.82
Stock-based compensation expense from continuing operations	—	—	0.02	0.04
Acquisition related sales incentive	—	—	—	0.01
Change in fair value of derivatives liability	—	—	—	—
Change in fair value of Bookings Commitment	0.03	—	0.04	—
Impairment of Investment in IOBS	—	—	—	0.02
Noncash interest expense related to convertible notes	0.01	0.01	0.04	0.03
Intangible amortization from continuing operations	0.02	0.02	0.06	0.05
Impairment of intangible assets	—	—	0.04	—
Loss on sale of business	—	—	0.01	—
Securities litigation costs	—	0.01	—	0.02
Tax benefit resulting from certain noncash tax items	(0.01)	(0.02)	—	(0.03)
Total adjustments to GAAP net loss per common share from continuing operations	0.08	0.79	0.26	0.96
Net loss per common share from continuing operations - Non-GAAP	$(0.07)	$(0.10)	$(0.20)	$(0.33)